                                                                                MORTGAGE AND OTHER NOTES PAYABLE
                                                                       INCLUDING WEIGHTED INTEREST RATES AT JUNE 30, 2002
                                                                       PLUS THE EFFECT OF WESTFARMS REFINANCING ON 7/1/02

                                                          BENEFICIAL   EFFECTIVE
                                              100%         INTEREST      RATE    (a)
                                                                                      --------------------------------------------------------------------------------------------------------
                                             6/30/02       6/30/02     6/30/02         2002    2003     2004     2005    2006     2007     2008    2009     2010     2011    2012      TOTAL
                                             -------       -------     -------         -----   -----    -----    -----   -----    -----    -----   -----    -----    -----   -----     -----

   CONSOLIDATED  FIXED RATE DEBT:
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   BEVERLY CENTER                               146.0           146.0      8.36%                          146.0                                                                         146.0
   BILTMORE                                      78.6            78.6      7.68%          0.4      0.8      0.9     1.0      1.1      1.2     1.2     72.0                               78.6
   MACARTHUR CENTER                             142.9           100.0      7.59%          0.5      1.1      1.1     1.2      1.3      1.4     1.5      1.7     90.2                     100.0
   REGENCY                                       82.0            82.0      6.75%          0.4      0.9      0.9     1.0      1.1      1.1     1.2      1.3      1.4    72.8              82.0
   THE MALL AT SHORT HILLS                      269.5           269.5      6.70%          1.4      3.0      3.2     3.5      3.7      4.0     4.2    246.4                              269.5
   OTHER                                         22.1            22.1     12.37%          0.3      0.3      0.3     0.3      0.4      0.4     0.1     20.0      0.0     0.0      0.0     22.1
                                            ---------------------------------------------------------------------------------------------------------------------------------------------------
   TOTAL CONSOLIDATED FIXED                     741.1           698.3                     3.0      6.1    152.5     7.0      7.5      8.1     8.3    341.4     91.5    72.8      0.0    698.3
   WEIGHTED RATE                                7.48%           7.47%                   6.95%    6.98%    8.30%   6.98%    6.98%    6.99%   7.01%    7.28%    7.58%   6.75%

   CONSOLIDATED FLOATING RATE DEBT:
   --------------------------------
   GREAT LAKES CROSSING                         149.7           127.3      4.58% (c)      5.0    122.2                                                                                  127.3
   THE SHOPS AT WILLOW BEND                     197.8           197.8      4.11% (d)             197.8                                                                                  197.8
   WELLINGTON GREEN                             137.7           123.9      4.39% (e)                      123.9                                                                         123.9
   TRG CREDIT FACILITY                            7.2             7.2      2.81% (h)      7.2                                                                                             7.2
   TRG CREDIT FACILITY                          195.0           195.0      2.88% (f)                      195.0                                                                         195.0
                                            ---------------------------------------------------------------------------------------------------------------------------------------------------
   TOTAL CONSOLIDATED FLOATING                  687.4           651.2                    12.2    320.0    318.9     0.0      0.0      0.0     0.0      0.0      0.0     0.0      0.0    651.2
   WEIGHTED RATE                                3.91%           3.87%                   3.54%    4.29%    3.47%   0.00%    0.00%    0.00%   0.00%    0.00%    0.00%   0.00%    0.00%

   TOTAL CONSOLIDATED                          1428.5          1349.4                    15.3    326.2    471.4     7.0      7.5      8.1     8.3    341.4     91.5    72.8      0.0   1349.4
   WEIGHTED RATE                                5.76%           5.73%                   4.21%    4.34%    5.03%   6.98%    6.98%    6.99%   7.01%    7.28%    7.58%   6.75%    0.00%
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

   JOINT VENTURES FIXED RATE DEBT:
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   ARIZONA MILLS                     50.00%     144.1            72.1      7.90%          0.3      0.6      0.7     0.8      0.8      0.9     0.9      1.0     66.0                      72.1
   CHERRY CREEK                      50.00%     177.0            88.5      7.68%                            0.5     1.3     86.7                                                         88.5
   FAIR OAKS                         50.00%     140.0            70.0      6.60%                                                             70.0                                        70.0
   SUN VALLEY BONDS                  50.00%       0.8             0.4      7.20%          0.1      0.2      0.1                                                                           0.4
   WESTFARMS                         78.94%     210.0           165.8      6.10% (k)      0.7      1.9      2.1     2.1      2.3      2.4     2.5      2.8      2.9     3.1    143.0    165.8
   WOODLAND                          50.00%      66.0            33.0      8.20%                           33.0                                                                          33.0
                                            ---------------------------------------------------------------------------------------------------------------------------------------------------
   TOTAL JOINT VENTURE FIXED                    738.0           429.8                     1.1      2.7     36.3     4.1     89.8      3.3    73.5      3.8     69.0     3.1    143.0    429.8
   WEIGHTED RATE                                7.11%           6.97%                   6.68%    6.60%    8.07%   6.91%    7.64%    6.58%   6.60%    6.59%    7.82%   6.10%    6.10%

   JOINT VENTURES FLOATING RATE DEBT:
   ----------------------------------
   DOLPHIN MALL                      50.00%     183.0 (b)        91.5      4.46% (g)     91.5                                                                                            91.5
   INTERNATIONAL PLAZA               26.49%     187.1            49.6      4.31% (j)     49.6                                                                                            49.6
   THE MALL AT MILLENIA              50.00%      92.1            46.0      3.59% (i)              46.0                                                                                   46.0
   STAMFORD TOWN CENTER              50.00%      76.0            38.0      2.64% (i)     38.0                                                                                            38.0
   SUNVALLEY                         50.00%     110.0            55.0      2.76% (i)              55.0                                                                                   55.0
   SUNVALLEY                         50.00%      10.0             5.0      4.84% (i)               5.0                                                                                    5.0
   OTHER                                          4.1             2.5      4.75%          0.4      0.8      0.7     0.4      0.3      0.0                                                 2.5
                                            ---------------------------------------------------------------------------------------------------------------------------------------------------
   TOTAL JOINT VENTURE FLOATING                 662.3           287.6                   179.5    106.8      0.7     0.4      0.3      0.0     0.0      0.0      0.0     0.0      0.0    287.6
   WEIGHTED RATE                                3.81%           3.74%                   4.03%    3.23%    4.75%   4.75%    4.75%    4.75%   0.00%    0.00%    0.00%   0.00%    0.00%

   TOTAL JOINT VENTURE                         1400.3           717.4                   180.6    109.5     37.0     4.5     90.1      3.4    73.5      3.8     69.0     3.1    143.0    717.4
   WEIGHTED RATE                                5.55%           5.67%                   4.05%    3.31%    8.01%   6.73%    7.63%    6.55%   6.60%    6.59%    7.82%   6.09%    6.10%
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

   TRG BENEFICIAL INTEREST TOTALS
   ------------------------------
   FIXED RATE DEBT                            1,479.1         1,128.0                     4.1      8.9    188.8    11.2     97.4     11.4    81.7    345.2    160.5    75.9    143.0   1128.0
                                                7.30%           7.28%                   6.88%    6.86%    8.26%   6.95%    7.59%    6.87%   6.64%    7.27%    7.68%   6.72%    6.10%
   FLOATING RATE DEBT                         1,349.7           938.8                   191.7    426.8    319.6     0.4      0.3      0.0     0.0      0.0      0.0     0.0      0.0    938.8
                                                3.86%           3.83%                   4.00%    4.03%    3.47%   4.75%    4.75%    4.75%   0.00%    0.00%    0.00%   0.00%    0.00%
   TOTAL                                      2,828.8         2,066.8                   195.9    435.7    508.4    11.5     97.6     11.4    81.7    345.2    160.5    75.9    143.0   2066.8
                                                5.66%           5.71%                   4.06%    4.08%    5.25%   6.88%    7.58%    6.86%   6.64%    7.27%    7.68%   6.72%    6.10%
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                         Average Maturity                4.99
                                                                                      ========

   (a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
   (b) As of 6/30/02, $200 M is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting changes in the fair value of the swap are recognized through earnings.
   (c) LIBOR rate is locked to Maturity on $147.9 M at 4.59%.
   (d) LIBOR rate is locked to November 2002 on $182.4 M at 4.15% and floating month to month on the remainder.  Beginning in Nov. 2002, $100 M of this debt is swapped to June 2004 at LIBOR rate of 4.125%.
   (e) LIBOR rate is locked to Oct. 2002 on $106.7 M at 4.5% and to Nov. 2002 on 17.6 M at 4.32% with the remainder floating month to month.  Beginning in Oct. 2002, $100 M of this debt is swapped to Oct. 2003 at a LIBOR rate of 2.5%.
        The rate is swapped from 10/03 - 10/04 at a LIBOR rate of 4.35% and from 10/04 - 5/05 at a LIBOR rate of 5.25%.
   (f) LIBOR rate is locked to November 2002 on $75 M at 3.17% and  floating month to month on the remainder.  Beginning in
        Nov. 2002, $100 M of this debt is swapped for one year at a LIBOR rate of 4.3%.
   (g) LIBOR rate is locked to October 2002 on $164.6 M at 4.53% and floating month to month on the remainder.
   (h) Rate floats daily.
   (i) LIBOR rate is floating month to month.
   (j) LIBOR rate is locked to October 2002 on $160.4 M at 4.40%, and floating month to month on the remainder.
   (k) Debt refinanced effective 7/1/02, prior debt was $100 M fixed at 7.8% and $55 M floating rate debt.